                                                                      EXHIBIT 23


                             FULLER, TUBB, POMEROY,
                          KIRSCHNER, BICKFORD & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                         100 NORTH BROADWAY, SUITE 3300
                          OKLAHOMA CITY, OK 73102-8805

THOMAS J. KENAN                                           TELEPHONE 405-239-3300
Of Counsel                                                FACSIMILE 405-235-3352
                                                      E-MAIL kenan@ix.netcom.com

                                 March 20, 1998



Albert L. Welsh, President
Summit Environmental Corporation, Inc.
Suite 202
4334 Northwest Expressway
Oklahoma City, OK  73112

                                 Re:      Summit Environmental Corporation, Inc.

Dear Mr. Welsh:

         The undersigned is named in the Forms SB-2 and S-4 Registration Statements of Summit Environmental Corporation, Inc. (the "Company"), a Texas corporation, which registration statements are to be filed with the Securities and Exchange Commission in connection with a proposed merger with Summit Technologies, Inc., a Texas corporation, and a distribution by SuperCorp Inc., an Oklahoma corporation, of certain of the shares of common stock of the Company to the shareholders of SuperCorp Inc. The capacity in which the undersigned is named in such SB-2 and S-4 Registration Statements is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

         The undersigned hereby consents to being named in such SB-2 and S-4 Registration Statements in the capacity therein described.

                                        Sincerely,

                                        /s/ Thomas J. Kenan

                                        Thomas J. Kenan





                                                                      Exhibit 23
                                                                Page 1 of 1 Page